Exhibit (j)(1) under Form N-1A

Exhibit 23 under Item 601/Reg. S-K

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees of Federated Adviser Series:

We consent to the references to our firm under the headings “Independent Registered Public Accounting Firm” in the statements of additional information for the Federated Emerging Markets Equity Fund, Federated International Equity Fund, and Federated International Growth Fund, each a series of the Federated Adviser Series.

/s/ KPMG LLP

Boston, Massachusetts

August 23, 2019